                                                                   EXHIBIT 10.36

                      AMENDED AND RESTATED LOAN AGREEMENT


     This Amended and Restated Loan Agreement is executed as of this 12th day of August, 1996, by and among SPAGHETTI WAREHOUSE, INC., a Texas corporation ("Parent") with its principal office at 402 Interstate 30, Garland, Texas 75043,
- --------
the subsidiaries of Parent listed on the signature pages hereof and BANK ONE, TEXAS, N.A., a national banking association with an office at 1717 Main Street, Dallas, Texas 75201 and NATIONSBANK OF TEXAS, N.A., a national banking association with an office at 901 Main Street, Dallas, Texas 75202 (such banks being referred to collectively as the "Lenders" and individually as a "Lender").
                                       -------                         ------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Co-obligors and Lenders entered into an Amended and Restated Loan Agreement, dated November 1, 1993 in order to provide revolving credit and term loan facilities, subject to the terms and conditions set forth therein and as amended by an Amendment No. 1 dated December 21, 1993, an Amendment No. 2 dated February 9, 1995 and an Amendment No. 3 dated March 29,1996 (collectively, the "Prior Agreement");

     WHEREAS, the parties to the Prior Agreement desire to further amend and restate the Prior Agreement:

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit heretofore, now or hereafter made by Lenders, the parties hereto agree as follows:

                            SECTION 1.  DEFINITIONS

     1.1  Certain Defined Terms.  When used herein, the following terms shall
          ---------------------
have the following meanings:

     "Adjusted Cash Flow": For any twelve-month period, shall be the sum of (i)
      ------------------
parent's consolidated net income (after income taxes but before any gains from the sale or other disposition of any company-owned restaurant units the write-down of which occurred on January 30, 1996 and was included in the $13,875,248 pre-tax accounting charge incurred by Parent for such period) and (ii) all noncash charges (including, but not limited to, deferred taxes, depreciation, amortization of goodwill and write-down of assets); less an annual capital expenditure allowance equal to the product of the number of company-owned restaurant units opened at least one full calendar year at the end of such period times $32,000. For any twelve-month period that includes the date that a one-time charge is incurred by Parent in connection with the settlement of the Bright Litigation, the amount of such charge (not to exceed $500,000) shall be excluded from the foregoing computation, to the extent such charge has been deducted from net income; provided that such charge shall be excluded from such computation only if (i) the date of such settlement is prior to June 30, 1997,
(ii)
the date of such settlement is within ten (10) days after receipt of the arbitrator's final decision in the Bright Litigation, and (iii) the Litigation Prepayment is timely made by Co-obligors as provided in Section 4.2(c) hereof.

     "Agent":  Bank One, Texas, N.A., in its capacity as agent for the Lenders
      -----
hereunder, and its successors and assigns in such capacity.

     "Agreement":  This Amended and Restated Loan Agreement, including all
      ---------
Exhibits and Schedules hereto, as the same may be from time to time amended, modified or supplemented.

     "Amendment Date":  The date this Amended and Restated Loan Agreement is
      --------------
executed by the parties.

     "Applicable Rate":  See Section 4.6(c) of this Agreement.
      ---------------

     "Asset Sale Prepayment": See Section 4.2(c) of this Agreement.
      ---------------------

     "Bankruptcy Code":  Title 11 of the United States Code, as in effect from
      ---------------
time to time, or any successor thereto.

     "Borrowing Agent":  Parent or such other person or entity designated in
      ---------------
writing by the Co-obligors, each of whom is hereby authorized by each Co-obligor to bind such Co-obligor as its agent in all matters relating to this Agreement and the Loans.

     "Breakage Loss":  With respect to a prepayment of any Fixed Rate Revolving
      -------------
Loan on a day other than the last day of the Interest Period related thereto, except under those circumstances expressly provided in this Agreement wherein a Co-obligor is not liable therefor, any loss, cost or expense incurred by any Lender as a result of the timing of such payment, including the interest which, but for such payment, such Lender would have earned in respect of such principal amount so paid for the remainder of the Interest Period applicable to such sum, less the amount, if any, actually earned by such Lender from relending such principal amount during the remainder of the Interest Period applicable thereto. Breakage Loss shall represent compensation to the Lenders for the privilege herein granted to the Co-obligors under certain circumstances to repay a Fixed Rate Revolving Loan prior to the last day of the Interest Period therefor, in the nature of a prepayment penalty.

     "Bright Litigation": The existing dispute between Parent and Bright-Kaplan
      -----------------
International Corporation, a franchisee of Parent.

     "Business Day":  A day on which commercial banks are open for business in
      ------------
Dallas, Texas.

     "CD Interest Period":  With respect to any CD Loan, (i) initially, the
      ------------------
period commencing on the date such CD Loan is made and ending 30, 60 or 90 days thereafter as selected by the Borrowing Agent pursuant to Section 4.5(c) and thereafter, (ii) each period commencing on the last day of the next preceding Interest Period applicable to such CD Loan and (in each case) ending 30, 60 or 90 days thereafter, as selected by the Borrowing Agent pursuant to Section 4.5(c); provided that if any CD Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

     "CD Loans":  Any Revolving Loan bearing interest at the CD Rate, or which
      --------
would bear interest at such rate if the Maximum Rate were not in effect at a particular time.

     "CD Margin":  shall mean, on any date, the applicable percentage set forth
      ---------
below, based on the Fixed Charge Coverage Ratio of Parent as of its most recently ended fiscal quarter for which financial statements in compliance with
Section 8.3(b) hereof have been supplied to Lenders:

     Fixed Charge Coverage
             Ratio                      Percentage
     ---------------------              ----------

     Greater than or equal to
              2.5                         2.00%
         1.50 to 2.49                     2.50%
     Equal to or less than
              1.49                        3.00%

     "CD Quoted Rate":  With respect to each CD Loan for each CD Interest
      --------------
Period, the rate of interest per annum then most recently published or reported by Telerate Systems, Inc. through its Telerate Financial Information Network service, by reference to the screen page designated Daily Selected Money Market Rates (page 120) (or any equivalent successor to such page or service selected by the Agent and approved by the Borrowing Agent) for certificates of deposit in the secondary market, or if no such rate is published or reported (and no such equivalent rate or service is mutually agreed upon), then the per annum rate most recently published in The Wall Street Journal in the "Money Rates" column,
                           -----------------------
as the typical rate per annum offered by large U.S. money center commercial banks in the secondary certificate of deposit market, in either case two (2) Business Days before the beginning of such CD Interest Period, for a face value in the amount equal or comparable to the principal amount of the corresponding CD Loan and for a period of time equal or comparable to the length of such CD Interest Period, expressed as a percentage rounded to the nearest one hundredth (.01) of one percent (1%).

     "CD Rate":  With respect to each CD Loan for each CD Interest Period a rate
      -------
per annum equal to the following:

           [CD Quoted Rate]      + FDIC Percentage + CD Margin
     ----------------------------
     [1.00-CD Reserve Requirement]

     "CD Reserve Requirement":  On any day, that percentage (expressed as a
      ----------------------
decimal) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including, without limitation, any basic, supplemental and emergency reserves) under Regulation D applicable to nonpersonal time deposits in units of $100,000 or more having a maturity comparable to the related CD Interest Period (issued by member banks of the Federal Reserve Bank of Dallas having time deposits exceeding one billion dollars) rounded to the nearest one hundredth (.01) of one percent (1%).

     "Change of Control":  Shall be deemed to mean any of the following events:
      -----------------
(i) a merger or consolidation of Parent with any Person if the Parent shall not be the surviving or continuing corporation, (ii) a sale, transfer or other disposition by the Parent to any Person of all or substantially all of the assets of the Parent, or (iii) any tender offer, sale of voting securities by the Parent or other event or series of events as a result of which more than 66-2/3% of the voting securities of Parent is acquired, directly or indirectly, by any Person or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect on the Amendment Date).

     "Code":  The Internal Revenue Code of 1986, as amended from time to time.
      ----

     "Co-obligor":  Each of Spaghetti Warehouse, Inc., a Texas corporation,
      ----------
Spaghetti Warehouse Service Corporation, a Delaware corporation, SWEATAC, Inc. a Delaware corporation, Spaghetti Warehouse of Texas, L.P., a Delaware limited partnership, Spaghetti Warehouse of Ohio, Inc., a Delaware corporation and any other subsidiary of Parent that (with the prior written consent of Lenders) executes and delivers a counterpart signature page of this Agreement thereby becoming bound as a "Co-obligor" hereunder and "Co-obligors" shall mean all of the foregoing.

     "Consolidated Tangible Net Worth":  See Section 8.1(g) of this Agreement.
      -------------------------------

     "Default":  Any event which with the passage of time or the giving of
      -------
notice or both will be an Event of Default.

     "EBITDA:" The consolidated net earnings of Parent (i) before (A) provision
      ------
for income taxes, and (B) any effect during each period within the initial twelve-month period of any change in accounting principles promulgated by the FASB becoming effective after the Amendment Date, (ii) for each twelve-month period that includes (A) January 30, 1996, before the effect of a pre-tax accounting charge of $13,875,248 in connection with the write-down of certain underperforming assets on January 30, 1996, and (B) the date (but no later than July 1, 1997) on which the existing Norfolk, Virginia restaurant is sold to a third party, before the effect of any loss (in an amount not to exceed $744,000) realized on such sale, and (iii) before interest expense, depreciation and amortization, in each case, for the immediately preceding twelve-month period. For any twelve-month period that includes the date that a one-time charge is incurred by Parent in connection with the settlement of the Bright Litigation, the amount of such charge (not to exceed $500,000) shall be excluded from the foregoing computation, to the extent such charge has been deducted from net income; provided that such charge shall be excluded from such computation only if (i) the date of such settlement is prior to June 30, 1997, (ii) the date of such settlement is within ten (10) days after receipt of the arbitrator's final decision in the Bright Litigation, and (iii) the Litigation Prepayment is timely made by Co-obligors as provided in Section 4.2(c) hereof.

     "Environmental Laws":  Any and all laws, statutes, ordinances, rules and
      ------------------
regulations, or orders or determinations of any governmental authority pertaining to the environment or to health and safety in the workplace, in any and all jurisdictions in which Parent or any other Co-obligor or their respective subsidiaries are conducting business, or where any real property of Parent or any other Co-obligor or their respective subsidiaries is located or where any hazardous substances generated by or disposed of by Parent or any other Co-obligor or their respective subsidiaries are located, including, without limitation, the Occupational Safety & Health Act of 1970, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste," "hazardous waste," and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that in the event either CERCLA or RCRA is amended so
      --------  -------
as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement, and in the event that either CERCLA or RCRA is amended so as to narrow the meaning of any term defined thereby, such narrower meaning shall apply during the effective period of such amendment, provided further that, to the extent the laws of the state in which any real property of Parent or any other Co-obligor or their respective subsidiaries is located have a meaning for "hazardous substance," "release," "solid waste," "hazardous waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     "ERISA":  The Employee Retirement Income Security Act of 1974, as amended
      -----
from time to time.

     "ERISA Affiliate":  See Section 7.9 of this Agreement.
      ---------------

     "Event of Default":  See Section 9.1 of this Agreement.
      ----------------

     "FASB":  Financial Accounting Standards Board or any successor entity.
      ----

     "FDIC Percentage":  On any date, the net annual assessment rate (expressed
      ---------------
as a percentage rounded to the nearest one hundredth (.01) of one percent (1%)) which is in effect on such day (under the regulations of the Federal Deposit Insurance Corporation or any successor) for determining the assessments paid by a Lender to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in dollars at such Lender's principal offices in Dallas, Texas.

     "Fixed Charge Coverage Ratio": Ratio of (x) the sum of (i) Parent's
      ---------------------------
consolidated net income for the twelve-month period then ended (before (A) income taxes, (B) any effect during each period within the initial twelve-month period of any change in accounting principles promulgated by the FASB becoming effective after the Amendment Date, and (C) any gains from the sale or other disposition of any company-owned restaurant units the write-down of which occurred on January 30, 1996 and was included in the $13,875,248 pre-tax accounting charge incurred by Parent for such period), (ii) all interest charges paid or accrued ("Interest Expense"), and (ii) all rentals and other charges under capitalized or operating leases ("Lease Expense"), over (y) the sum of (i) Interest Expense, and (ii) Lease Expense; provided, however, that for each
                                          --------  -------
twelve-month period that includes (Y) January 30, 1996, consolidated net income shall be calculated before the effect of a pre-tax accounting charge of $13,875,248 in connection with the write-down of certain underperforming assets on January 30, 1996, and (Z) the date (but no later than July 1, 1997) on which the existing Norfolk, Virginia restaurant is sold to a third party, consolidated net income shall be calculated before the effect of any loss (in an amount not
to exceed $744,000) realized on such sale.    For any twelve-month period that
includes the date that a one-time charge is incurred by Parent in connection with the settlement of the Bright Litigation, the amount of such charge (not to exceed $500,000) shall be excluded from the foregoing computation, to the extent such charge has been deducted from net income; provided that such charge shall be excluded from such computation only if (i) the date of such settlement is prior to June 30, 1997, (ii) the date of such settlement is within ten (10) days after receipt of the arbitrator's final decision in the Bright Litigation, and
(iii) the Litigation Prepayment is timely made by Co-obligors as provided in
Section 4.2(c) hereof.

     "Fixed Rate Revolving Loan:"  A LIBOR Loan or a CD Loan.
      -------------------------

     "Funded Debt": The Obligations and all indebtedness and other obligations
      -----------
which in accordance with generally accepted accounting principles should be carried on the consolidated balance sheet of Parent as liabilities of Parent or its subsidiaries, and in any event shall include (i) obligations of Parent or its subsidiaries for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon the property or assets of Parent or any of its subsidiaries, and (iii) the full face amount of all issued letters of credit (regardless of whether such letters have been drawn upon) issued for the benefit of Parent of any of its Subsidiaries, provided, however, that trade payables incurred in the ordinary
              --------  -------
course of business shall be excluded therefrom. Co-obligors may elect to reduce the amount of the Obligations for purposes of the foregoing computation of Funded Debt at the end of any fiscal quarter ending on or before December 31, 1996 by an amount not to exceed the stated amount of a certificate or certificates of deposit, provided that within two (2) Business Days after the earlier of (i) the date any Co-obligor becomes aware that it will in fact be necessary to reduce the amount of the Obligations in the foregoing computation in order to avoid breaching a covenant contained in this

Agreement, or (ii) the date financial statements for such quarter are to be provided to Lenders in accordance with the terms of Section 8.3 hereof, Co-obligors shall apply all or such portion of such certificate or certificates of deposit to the unpaid principal balance of the Loans as may be necessary to avoid any such breach. Any such certificate or certificates of deposit, in order to be eligible for the foregoing purposes, shall be (i) issued by Bank One, Texas, N.A., (ii) irrevocably pledged to Lenders as additional security for the Loans on or before the last day of such quarter, and (iii) thereafter continuously so pledged until such time as it is applied to the principal amount of the Loans or it is established to the satisfaction of Lenders that Co-obligors will not be in breach of any such covenant.

     "Interest Period":  A LIBOR Interest Period or a CD Interest Period.
      ---------------

     "Lenders":  The banks listed on the signature pages of this Agreement and
      -------
their respective successors-in-interest as owners and holders of any Revolving Note or Term Note.

     "LIBOR Interest Period":  With respect to any LIBOR Loan, (i) initially,
      ---------------------
the period commencing on the date such LIBOR Loan is made and ending one, three or six months thereafter as selected by the Borrowing Agent pursuant to Section 4.5(c), and thereafter, (ii) each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, three or six months thereafter, as selected by the Borrowing Agent pursuant to Section 4.5(c); provided, that if any LIBOR Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day. Any LIBOR Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

     "LIBOR Loans":  Any Revolving Loan bearing interest at the LIBOR Rate, or
      -----------
which would bear interest at such rate if the Maximum Rate were not in effect at a particular time.

     "LIBOR Margin" shall mean, on any date subsequent to June 30, 1996, the
      ------------
applicable percentage set forth below, based on the Fixed Charge Coverage Ratio of Parent as of its most recently ended fiscal quarter:

        Fixed Charge Coverage
               Ratio                    Percentage
        ---------------------           ----------

        Greater than or equal to
                2.5                        2.00%
            1.50 to 2.49                   2.50%
        Equal to or less than
                1.49                       3.00%

     "LIBOR Quoted Rate":  With respect to each LIBOR Loan for each LIBOR
      -----------------
Interest Period, the rate of interest per annum then most recently published or reported by Telerate Systems, Inc. through its Telerate Financial Information Network service, by reference to the screen page designated British Bankers Association Interest Settlement Rates (page 3750) (or any equivalent successor to such page or service selected by the Agent and approved by the Borrowing Agent) for Eurodollar deposits, or if no such rate is published or reported (and no such equivalent rate or service is mutually agreed upon), then the rate of interest most recently published in The Wall Street Journal in the "Money Rates"
                                    -----------------------
column as the average rate per annum at which Eurodollar deposits are offered by major banks in the London Interbank Eurodollar Market, in either case two (2) Business Days before the beginning of such LIBOR Interest Period in the amount equal or comparable to the principal amount of the corresponding LIBOR Loan, and for a period of time equal or comparable to the length of such LIBOR Interest Period expressed as a percentage rounded to the nearest one hundredth (.01) of one percent (1%).

     "LIBOR Rate":  With respect to each LIBOR Loan for each LIBOR Interest
      ----------
Period, a rate per annum equal to the sum of (i) the LIBOR Quoted Rate, plus
(ii) the LIBOR Margin.

     "Lien":  Any mortgage, lien (statutory or other), pledge, hypothecation,
      ----
assignment, security interest, title retention arrangement, encumbrance, or other security agreement of any kind or nature whatsoever (including without limitation, any conditional sale or other title retention agreement, any sale of receivables or any capital lease), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

     "Litigation Prepayment": See Section 4.2(c) of this Agreement.
      ---------------------

     "Loans":  All Revolving Loans and Term Loans.
      -----

     "Maximum Rate":  The maximum rate of interest, if any, permitted by
      ------------
applicable law.

     "Obligations":  All of each Co-obligor's liabilities, obligations and
      -----------
indebtedness owing to Lenders of any and every kind and nature (including, without limitation, the obligations of the Co-obligors under the indemnities contained in Section 8.1(c) of this Agreement, the fees and expenses described in Section 11.2 of this Agreement, interest, charges, expenses, reasonable attorneys' fees and other sums chargeable to Co-obligors by the Lenders, each Co-obligor's joint and several Obligations with respect to the Obligations of each of the other Co-obligors and future advances made to or for the benefit of any Co-obligor), arising under this Agreement, the Revolving Notes and the Term Notes, whether heretofore, now or hereafter owing, arising, due or payable from Co-obligors to Lenders and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, including obligations of performance.

     "Permitted Liens:  Any of the following:
      ---------------

     (a) liens for property taxes and assessments or governmental charges or levies and liens securing claims or demands of mechanics and materialmen, as long as such assessments and claims are timely paid and discharged or the validity, applicability or amount thereof is being contested in good faith by appropriate proceedings which will prevent the forfeiture or sale of any property of a Co-obligor or any interference with the use thereof by a Co-obligor;

     (b) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Co-obligor shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

     (c) liens, charges, encumbrances and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings;

     (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of a Co-obligor or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of such Co-obligor;

     (e) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including capitalized leases) incurred after the date hereof given to secure the payment of the purchase price incurred in connection with the acquisition of property by a Co-obligor, including liens existing on such property at the time of acquisition thereof or at the time of acquisition by a Co-obligor of any business entity then owning such property, whether or not such existing liens were given to secure the payment of the purchase price of the property to which they attach, provided that (i) the lien or charge shall attach solely to the property acquired or purchased, (ii) at the time of acquisition of such property, the aggregate amount remaining unpaid on all indebtedness secured by liens on such property whether or not assumed by a Co-obligor shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such property (as determined in good faith by the Board of Directors of the Parent), and (iii) all such indebtedness shall have been incurred within the applicable limitations provided in Section 8.2(a) hereof;

     (f) liens for the benefit of Lenders resulting from this Agreement; and

     (g) liens in addition to those permitted by paragraphs (a) through (e) above securing indebtedness of a Co-obligor specifically identified on Schedule A hereto.

     "Person":  Any individual, sole proprietorship, partnership, joint venture,
      ------
trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Plans":  See Section 7.9 of this Agreement.
      -----

     "Prime Rate":  For any period, the greatest per annum rate of interest then
      ----------
most recently published in The Wall Street Journal in the "Money Rates" column
                           -----------------------
as the base rate on corporate loans at large U.S. money center commercial banks. Co-obligors hereby acknowledge that the Prime Rate in effect from time to time merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and that such Prime Rate may not be the lowest or best rate at which interest is calculated or credit is extended by the Lenders.

     "Prime Rate Loan":  Any Revolving Loan bearing interest at the Prime Rate,
      ---------------
or which would bear interest at such rate if the Maximum Rate were not in effect at a particular time.

     "Reportable Event":  Any of the events set forth in Section 4043(b) of
      ----------------
ERISA or the regulations thereunder.

     "Revolving Commitment":  The several agreements of each of the Lenders to
      --------------------
make Revolving Loans to Co-obligors pursuant to Section 2.1 of this Agreement.

     "Revolving Commitment Period":  The period from and including the Amendment
      ---------------------------
Date to (but not including) the Revolving Commitment Termination Date.

     "Revolving Commitment Termination Date": July 1, 1998, or such other date
      -------------------------------------
on which the Revolving Commitment is terminated pursuant to the provisions hereof.

     "Revolving Loan":  See Section 2.1 of this Agreement.
      --------------

     "Revolving Note":  See Section 2.2 of this Agreement.
      --------------

     "Section 9.3 Event of Default": See Section 9.3 of this Agreement.
      ----------------------------

     "Term Loan":  See Section 3.1 of this Agreement.
      ---------

     "Term Loan Margin" shall mean, on any date subsequent to June 30, 1996,
      ----------------
the applicable percentage set forth below, based on the Fixed Charge Coverage Ratio of Parent as of its most recently ended fiscal quarter:

                Fixed Charge Coverage Ratio         Percentage
                ---------------------------         ----------

Greater than or equal to  1.15                        1.50%
                          1.14                        1.60%
                          1.13                        1.70%
                          1.12                        1.80%
                          1.11                        1.90%
                          1.10                        2.00%
                          1.09                        2.10%
                          1.08                        2.20%
                          1.07                        2.30%
                          1.06                        2.40%
                          1.05                        2.50%
                          1.04                        2.60%
                          1.03                        2.70%
                          1.02                        2.80%
                          1.01                        2.90%
                          1.00                        3.00%
                          0.99                        3.10%
                          0.98                        3.20%
                          0.97 or less                3.25%

          "Term Loan Reference Rate": Five and two hundred ninety seven one-
           ------------------------
hundredths percent (5.297%) per annum.

          "Term Note":  See Section 3.2 of this Agreement.
           ---------

          "Term Loan Rate":  With respect to each Term Loan, a rate per annum
           --------------
equal to the sum of (i) the Term Loan Reference Rate, plus (ii) the Term Loan Margin.

         1.2   Accounting Terms.  All accounting terms defined in this Section 1
               ----------------
or used in this Agreement not defined in this Section 1 shall, except as otherwise provided for herein, be construed in accordance with generally accepted accounting principles applied on a consistent basis.

                          SECTION 2.  REVOLVING LOANS

         2.1   Revolving Credit Commitment.  Subject to the terms and conditions
               ---------------------------
hereof, and upon satisfaction of the conditions precedent set forth in Section 6 hereto, the Lenders severally agree to make revolving credit loans (the "Revolving Loans") to the Co-obligors at the Borrowing Agent's request from time
 ---------------
to time during the Revolving Commitment Period; provided, however, that the
                                                --------  -------
aggregate unpaid principal balance of all Revolving Loans to all Co-obligors outstanding at any one time shall not exceed $5,000,000. Each Lender shall participate on an equal pro rata basis in all Revolving Loans. During the Revolving Commitment Period, the Co-obligors may use the Revolving Commitment by borrowing, repaying in accordance with the provisions of this Agreement in whole or in part, and reborrowing, all in accordance with the terms and conditions of this Agreement. Each Revolving Loan will be either a Prime Rate Loan, a CD Loan or a LIBOR Loan as the Borrowing Agent may request pursuant to Section 4.5.

         2.2   Letters of Credit.  In addition to the Revolving Commitment, up
               -----------------
to an aggregate of $900,000 in Revolving Loans may be used to support letters of credit issued by Lenders on behalf of the Co-obligors with a maturity date not to extend beyond the Revolving Commitment Termination Date. In connection with such letters of credit, Co-obligors agree that: (a) any draw under a letter of credit may, at the option of Lenders, be added to the principal amount outstanding under the Revolving Loans; such sum to bear interest and to be due in the same manner as the Revolving Loans; (b) if there is an Event of Default, Co-obligors will fully reimburse Lenders upon demand for any subsequent draw made under any outstanding letters of credit within five (5) days of each such draw; (c) the issuance of any letter of credit or any amendment to a letter of credit is subject to Lenders' written approval, the payment of Lenders' issuance and/or other fees Lenders may charge for issuing or processing letters of credit in accordance with the schedule of fees established from time to time by each Lender and completion of such documentation as Lenders may reasonably require; and (d) any reduction from time to time in the aggregate amount of letters of credit issued by Lenders under this Agreement shall permanently reduce the amount available under this Section 2.2 for the support of letters of credit.

         2.3   Promissory Notes for Revolving Loans.  All Revolving Loans made
               ------------------------------------
by each Lender shall be evidenced by a single master promissory note executed by all of the Co-obligors, substantially in the form of Exhibit A attached hereto
                                                     ---------
with appropriate insertions (the "Revolving Note"), payable to the order of such
                                  --------------
Lender, evidencing the joint and several obligation of each of the Co-obligors to pay the aggregate unpaid principal amount of all Revolving Loans made by such Lender, together with interest thereon as prescribed by this Agreement. Each Revolving Note shall (i) be in the stated principal amount of $2,950,000, (ii) be dated the Amendment Date, (iii) be stated to mature on July 1, 1998, and (iv) bear interest for the period from the date thereof on the unpaid principal amount of all Revolving Loans from time to time outstanding at a fluctuating rate per annum as provided in accordance with this Agreement.

         2.4   Revolving Commitment Fees.  The Co-obligors agree to pay Lenders
               -------------------------
a commitment fee during the Revolving Commitment Period computed at a rate per annum (based on a year of 365 or 366 days, as the case may be) equal to three-eights of one percent (3/8%) of the average daily unborrowed amount of the Revolving Commitment. For purposes of the foregoing computation, the aggregate stated amount of all outstanding letters of credit issued by Bank One, Texas, N.A., or its successors or assigns, under which any of the Co-obligors is an account party shall be deemed to be borrowed. Payments of such fee shall be payable quarterly in arrears on the last day of each March, June, September and December during the Revolving Commitment Period, and on the Revolving Commitment Termination Date. The Agent shall be entitled to sixty percent (60%) of each payment of this commitment fee.


                             SECTION 3.  TERM LOANS

         3.1   Term Loan Commitment.  Subject to the terms and conditions of the
               --------------------
Prior Agreement, the Lenders have made term loans (the "Term Loans") to the Co-
                                                        ----------
obligors in an aggregate amount equal to $15,000,000. On or before the Amendment Date, the aggregate unpaid principal balance of the Term Loans shall be reduced by the sum of: (i) $3,550,000, plus, (ii) the Asset Sale Prepayment for all sales prior to the Amendment Date. Each Lender shall participate on a pro rata basis in the Term Loans in accordance with its respective share of the Revolving Commitment as indicated on the signature pages of this Agreement.

         3.2   Term Notes.  Each Term Loan shall be evidenced by a master
               ----------
promissory note ("the Term Note") executed by all of the Co-obligors which shall
                      ---------
(i) be dated as of the Amendment Date, (ii) be in the principal amount of $5,725,000, (iii) bear interest for the period from the date thereof on the unpaid principal balance of the Term Loan outstanding at a fixed rate as provided in accordance with this Agreement and (iv) be in the form of Exhibit B
                                                                      ---------
attached hereto with appropriate insertions, payable to the order of each Lender, evidencing the joint and several obligations of each Co-obligor to pay the aggregate unpaid principal of, and interest on, each Term Loan in accordance with the provisions of this Agreement.

         3.3   Amendment Fees.  The Co-obligors agree to pay Lenders a one time
               --------------
amendment fee of $77,076.56, upon execution of and delivery of this Agreement, to be equally divided among the Lenders.

                 SECTION 4.  TERMS OF REVOLVING AND TERM LOANS

         4.1   Revolving Credit Loans.  With respect to each proposed Revolving
               ----------------------
Loan, Agent shall receive irrevocable notice from the Borrowing Agent by 11:00 a.m. on a Business Day prior to the advance by the Lenders of the proceeds of such Revolving Loan, as follows:

               Prime Rate Loan          One (1) full Business Day
               CD Loan                  Two (2) full Business Days
               LIBOR Loan               Three (3) full Business Days

         No Revolving Loan shall be in an amount less than two hundred fifty thousand dollars ($250,000) and, absent the election for such Revolving Loan to be advanced as a Fixed Rate Loan in accordance with Section 4.5 hereof, each Revolving Loan shall be a Prime Rate Loan.

         4.2   Principal Payments.
               ------------------

          (a) Revolving Loans.  The unpaid principal amount of each Revolving
              ---------------
Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earliest of: (i) the last day of the applicable Interest Period, in the case of a Fixed Rate Revolving Loan, (ii) the Revolving Commitment Termination Date, or (iii) upon the acceleration of the Obligations pursuant to Section 9.2 of this Agreement.

          (b) Term Loans.  Unless the maturity of the Term Loans has been
              ----------
accelerated pursuant to Section 9.2 of this Agreement, the unpaid principal amount of the Term Loans on the Amendment Date shall be payable in twenty (20) consecutive, quarterly installments commencing on October 1, 1996, and continuing on the first day of each January, April, July or October thereafter; and on July 1, 2001 the entire unpaid principal balance of the Term Loans shall be due and payable in full. Each quarterly installment of principal shall be in an amount equal to $522,500 (subject to adjustment as set forth in Section 4.2(e) below); provided, however, that the amount of the final installment shall be in an amount equal to the entire unpaid principal balance of the Term Loans.

          (c) Mandatory Prepayments.  On or before the Amendment Date the Co-
              ---------------------
obligors shall make a payment equal to the sum of (i) all accrued and unpaid interest on the principal amount of the Term Loan prepaid, plus (ii) $3,550,000, plus (iii) an initial Asset Sale Prepayment (as defined below). Commencing on the Amendment Date, immediately upon the consummation of the sale of any of their restaurant units, Co-obligors shall make a payment equal to the sum of (i) 50% of the net cash proceeds from such sale (to be applied to the outstanding principal amount of the Term Loans) and (ii) all accrued and unpaid interest on the principal amount prepaid (an "Asset Sale Prepayment"); provided that on the Amendment Date (y) the first $250,000 of such proceeds shall be applied to the outstanding principal amount of the Revolving Loans, and (z) the initial Asset Sale Prepayment shall be based on sales of the following properties consummated prior to the Amendment Date: Rochester, Buffalo and Austin. On or before June 30,1997 and within ten (10) days after receipt of the arbitrator's final decision in the Bright Litigation, Co-obligors shall make a payment equal to $1,000,000 less one-half ( 1/2) of the amount, if any, of the arbitrators award in the Bright Litigation (the "Litigation Prepayment"). Each Asset Sale Prepayment and the Litigation Prepayment shall be applied to the installments of principal coming due under the Term Loan in reverse chronological order and subsequent installments of principal under the Term Loans shall be adjusted in accordance with Section 4.2(e) hereof.

          (d) Optional Prepayments.  Each Co-obligor shall have the right to
              --------------------
prepay the outstanding principal of, and accrued and unpaid interest on, any Term Loan and Prime Rate Loan at any time. A Co-obligor may not prepay any Fixed Rate Revolving Loan before the expiration of the applicable Interest Period for such Fixed Rate Revolving Loan unless (i) otherwise set forth in Sections 5.2 and 5.4 of this Agreement, or (ii) such prepayment is of the entire outstanding principal balance of, and accrued and unpaid interest on, such Fixed Rate Revolving Loan and no other Fixed Rate Revolving Loans are to be advanced or remain outstanding immediately after such prepayment and is accompanied by reimbursement for any Breakage Loss in accordance with Section 5.4 of this Agreement.

          (e)  Adjustment of Quarterly Installments.  Upon the occurrence of an
               ------------------------------------
Asset Sale Prepayment, the remaining quarterly installments of principal of the Term Loans shall be adjusted to an amount (rounded to the next one dollar) that will amortize the then remaining unpaid principal amount of the Term Loans over the remaining quarterly installments pursuant to Section 4.2(b) of this Agreement. Upon the occurrence of the Litigation Prepayment, if the amount of the Litigation Prepayment is less than $1,000,000 the remaining quarterly installments of principal of the Term Loans shall be increased to an amount (rounded to the next one dollar) that will amortize the difference over the remaining quarterly installments pursuant to Section 4.2 (b) of this Agreement.

         4.3   Interest Payments.  Accrued and unpaid interest on outstanding
               -----------------
Loans shall be due and payable (i) quarterly, on the first day of each consecutive January, April, July and October, (ii) with respect to the principal amount of any Loan prepaid, at the time of any optional or mandatory prepayment of such Loan, and (iii) at maturity.

         4.4   Interest.
               --------

          (a) Prime Rate Loans.  The unpaid principal balance from day to day
              ----------------
outstanding of each Revolving Loan for which no other interest rate is permitted or provided for under this Agreement (such Loan, a "Prime Rate Loan") shall bear interest at a rate per annum from day to day equal to the lesser of (i) the Prime Rate or (ii) the Maximum Rate.

          (b) LIBOR Loans.  If the Borrowing Agent shall have elected to pay
              -----------
interest on any Revolving Loan at a LIBOR Rate (such Loan, a "LIBOR Loan"), the Co-obligors shall pay interest on such LIBOR Loan to the Lender for the Interest Period applicable thereto at a rate per annum which equals the lesser of (i) the LIBOR Rate or (ii) the Maximum Rate.

          (c) CD Loans.  If the Borrowing Agent shall have elected to pay
              --------
interest on any Revolving Loan at a CD Rate (such Loan, a "CD Loan"), the Co-obligors shall pay interest on such CD Loan to the Lender for the Interest Period applicable thereto at a rate per annum which equals the lesser of (i) the CD Rate or (ii) the Maximum Rate.

          (d) Term Loans.  Each Term Loan shall bear interest at a fixed rate
              ----------
per annum equal to the lesser of (i) the Term Loan Rate or (ii) the Maximum
Rate.

          (e) Default Rate.  Upon the acceleration of any Loan after the
              ------------
occurrence of any Event of Default, the principal balance of such Loan and (to the extent permitted by applicable law) accrued, unpaid interest thereon at the time of such acceleration may, at the Lenders' option, bear interest at a rate per annum which from day to day shall equal the lesser of (i) Maximum Rate, or (ii) the Prime Rate plus five percent (5%) per annum.

         4.5   Election of LIBOR Rate and CD Rate.
               ----------------------------------

          (a) The Borrowing Agent shall have the right from time to time, subject to the terms and conditions set forth in this Agreement, to elect to have a LIBOR Rate or a CD Rate apply to a Revolving Loan (such an election in the case of a LIBOR Loan, a "LIBOR Rate Election," and in the case of a CD Loan, a "CD Rate Election"). Notwithstanding anything herein to the contrary,
(i) no LIBOR Rate Election or CD Rate Election may be made by the Borrowing Agent without the Lenders' consent if an Event of Default has occurred and is continuing, (ii) no LIBOR Rate Election or CD Rate Election may be made by the Borrowing Agent if the Lenders may not lawfully maintain the LIBOR Rate or CD Rate under all applicable laws, and (iii) no Interest Period selected for a Fixed Rate Revolving Loan shall end after the Revolving Commitment Termination Date.

          (b) Any number of Revolving Loans may be outstanding at any time, each with a different interest rate and, if a Fixed Rate Revolving Loan, a different Interest Period.

          (c) In order to make a LIBOR Rate Election or a CD Rate Election, the Borrowing Agent shall, no later than 11:00 a.m. (Dallas, Texas time), three (in the case of a LIBOR Election) or two (in the case of a CD Rate Election) Business Days prior to the commencement of the applicable Interest Period the Borrowing Agent proposes to select pursuant to such LIBOR Rate Election or CD Rate Election, give the Agent telephonic notice (promptly confirmed in writing) to the effect that the Borrowing Agent is making such LIBOR Rate or CD Rate Election. Such notice shall also specify the commencement date and duration of the Interest Period applicable thereto. Except as otherwise provided in this paragraph (b), telephonic notice (whether or not so confirmed) shall be irrevocable when given to the Agent. Upon the Agent's receipt of such notice, the Agent shall, no later than 11:00 a.m. (Dallas, Texas time) two Business Days after Agent receives such notice, determine the LIBOR Rate for such LIBOR Interest Period, or CD Rate for such CD Interest Period, applicable to the Loan, and notify the Lenders and the Borrowing Agent of such LIBOR Rate or CD Rate. Such LIBOR Rate or CD Rate shall apply to such LIBOR Loan or CD Loan during such Interest Period. Each LIBOR Rate Election and CD Rate Election made by the Borrowing Agent shall be binding upon all Co-obligors.

         4.6   Interest; Computation, Savings Clause.
               -------------------------------------

          (a) Interest under this Agreement shall be calculated on the basis of a year of 365 days or 366 days (as the case may be) and the actual number of days elapsed during the period for which interest is calculated. Interest shall be so calculated with respect to each day during such period by multiplying the outstanding principal balance of the Loan at the close of business on such day by a daily interest factor, which interest factor shall be calculated by dividing the interest rate per annum in effect on such day with respect to the Loan by 365 or 366 (as the case may be). For such purpose, a day includes (i) the date on which such Loan is advanced by a Lender and (ii) the day on which any interest or principal due under this Agreement is paid by a Co-obligor if federal funds immediately available to the Agent in the place designated for such payment are not received by the Agent by 11:00 a.m. (Dallas, Texas time). Interest at a LIBOR Rate or CD Rate shall be calculated as to each Interest Period from and including the first day thereof to and excluding the last day thereof.

          (b) It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, the Revolving Notes, the Term Notes or any other document relating hereto, in no event shall this Agreement or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If from any circumstances whatsoever, fulfillment of any provision of this Agreement or of any other document pertaining hereto, shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances a Lender shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, the Revolving Notes, the Term Notes or any other document pertaining hereto or otherwise, an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Revolving Notes, or the Term Notes or on account of any other indebtedness of any Co-obligor to such Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Co-obligors. In determining whether or not the interest paid or payable with respect to any indebtedness of any Co-obligor to a Lender, under any specific contingency, exceeds the highest lawful rate, the Co-obligor and such Lender shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness, and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

          (c) Notwithstanding anything to the contrary in the Revolving Notes, the Term Notes or herein contained, in the event that the interest rate applicable to any Loan hereunder (the "Applicable Rate") should ever exceed the Maximum Rate, thereby causing the interest accruing on any of the indebtedness evidenced by the Note to be limited to such Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest charged hereunder below the Maximum Rate until the total amount of interest accrued on such indebtedness equals the amount of interest which would have accrued on such indebtedness if the otherwise applicable rate had been in effect at all times in the period during which the rate charged thereon was limited to the Maximum Rate.

         4.7   Use of Proceeds.  All Loan proceeds shall be used by the Co-
               ---------------
obligors (i) for the purchase or leasing of real estate for the location of additional restaurants of a Co-obligor and the construction, furnishing, equipping and pre-opening expenses for Spaghetti Warehouse concept restaurants (either "warehouse" units or the new "prototype" units) thereon,
(ii) for general corporate purposes, (iii) for the repurchase of shares of common stock of Parent to the extent permitted pursuant to Section 8.2(f), or
(iv) for the making of loans and advances by a Co-obligor to any other Co-obligor, to be used for the purposes set forth in clause (i) above. In any case all Loan proceeds shall be used only for legal and proper purposes which are consistent with all applicable laws and statutes.

         4.8   Manner of Payments.  All payments made by Co-obligors to the
               ------------------
Lenders hereunder on account of principal, interest or otherwise shall be made not later than 11:00 a.m., Dallas, Texas time, to the Agent in Dallas, Dallas County, Texas, or at such other place as the Agent shall direct, in immediately available United States funds. If any payment by a Co-obligor under this Agreement, the Revolving Notes or the Term Notes is to be made on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time will in such case be included in computing interest in connection with such payment.

         4.9   Joint and Several Obligations.  Each Co-obligor acknowledges and
               -----------------------------
agrees by its execution of this Agreement, the Revolving Notes and the Term Notes and in consideration of Lenders making the Loans to Co-obligors and the availability of the proceeds of such loans to each Co-obligor as provided in
Section 4.7 above, to be jointly and severally liable for each Loan and all other Obligations as a co-maker of each Revolving Note and Term Note, and that its obligations under this Agreement shall be primary, absolute and unconditional, irrespective and unaffected by (i) the lack of genuineness, validity, regularity, enforceability or any further amendment, extension or modification of any such Note, this Agreement or any other agreement or instrument to which the Co-obligors are or may be a party, (ii) the absence of any action to enforce any such Note or this Agreement or the waiver or consent by Lenders with respect to any provision thereof or hereof, (iii) the release of any Co-obligor from its Obligations under this Agreement, (iv) the insolvency, bankruptcy, arrangement, adjustment, composition, disability, dissolution or lack of authority of any Co-obligor, whether now or hereafter arising, (v) any action, omission, election or notice by the Borrowing Agent, or (vi) any other action or circumstance which might otherwise constitute a legal or equitable discharge or defense, it being agreed by the Co-obligors that their Obligations under this Agreement shall not be discharged except by payment and performance as provided herein.

         SECTION 5.  SPECIAL PROVISIONS FOR FIXED RATE REVOLVING LOANS

         5.1   Inadequacies of Loan Pricing.  If, with respect to any Interest
               ----------------------------
Period for any Fixed Rate Revolving Loan, (i) a Lender determines that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in dollars (in the applicable amount) are not being offered to such Lender in the interbank Eurodollar market for such Interest Period, (ii) no timely quotations of the applicable CD Quoted Rate are offered to such Lender by certificate of deposit dealers as contemplated herein, or (iii) such Lender determines in good faith that the LIBOR Rate or CD Rate (as the case may be) will not adequately and fairly reflect the cost to such Lender of maintaining such a LIBOR Loan or CD Loan, such Lender may by notice to the Borrowing Agent
(y) suspend the obligation of such Lender to make LIBOR Loans and/or CD Loans (as the case may

be) and (z) the Co-obligors shall convert any such outstanding Fixed Rate Revolving to a Prime Loan (or, if not so suspended, a LIBOR Loan or CD Loan) on the last day of the current Interest Period applicable to such Loan.

         5.2   Illegality.  If the adoption of any applicable law, rule or
               ----------
regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impracticable for such Lender to make, maintain or fund a Fixed Rate Revolving Loan, such Lender shall so notify the Borrowing Agent. Upon receipt of such notice, Co-obligors shall either (i) repay in full the then outstanding principal amount of any affected Fixed Rate Revolving Loan, together with accrued interest thereon, or (ii) convert the affected Fixed Rate Revolving Loan to another interest rate option on either (A) the last day of the then current Interest Period applicable to the affected Fixed Rate Revolving Loan if such Lender may lawfully continue to maintain and fund such Fixed Rate Revolving Loan to such day, or (B) immediately if such Lender may not lawfully continue to fund and maintain such Fixed Rate Revolving Loan to such day.

         5.3   Increased Costs for Fixed Rate Loans.  The following provisions
               ------------------------------------
shall apply with respect to Fixed Rate Revolving  Loans:

          (a) If any governmental authority, central bank or other comparable authority, shall at any time modify any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the CD Reserve Requirement), special deposit, capital adequacy or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender (collectively a "Reserve") existing on the Amendment Date or shall thereafter impose or deem applicable any additional Reserve, or shall impose on a Lender (or its Eurodollar lending office or the interbank Eurodollar market) any other condition affecting such Lender's Fixed Rate Revolving Loans, the Revolving Notes or Lender's obligation to make Fixed Rate Revolving Loans; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Fixed Rate Revolving Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Revolving Notes by an amount deemed by such Lender to be material then, within five (5) days after demand by such Lender, Co-obligors shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. A Lender shall promptly notify the Borrowing Agent of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 5.3. If a Lender demands compensation under this Section 5.3, then Co-obligors may at any time, upon at least five (5) Business Days' prior notice from the Borrowing Agent to such Lender, either (i) repay in full the then outstanding affected Fixed Rate Revolving Loan(s), together with accrued interest thereon to the date of prepayment, or (ii) convert such Fixed Rate Revolving Loans to another interest rate option in accordance with the provisions of this Agreement; provided, however, that Co-obligors shall not be liable for any Breakage Loss arising pursuant to such actions.

          (b) If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation, or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender and such Lender reasonably determines that the amount of such capital is increased by or based upon the existence of such Lender's advances hereunder or of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender, the Co-obligors shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's advances hereunder or of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrowing Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

         5.4   Payments Not At End of Interest Period.  If the Co-obligors make
               --------------------------------------
any voluntary payment of principal with respect to any Fixed Rate Revolving Loan on any date other than the last day of the Interest Period applicable to such Fixed Rate Revolving Loan, then unless otherwise expressly provided herein, the Co-obligors shall reimburse each Lender on demand the Breakage Loss incurred by such Lender as a result of the timing of such payment.

                   SECTION 6.  CONDITIONS PRECEDENT TO LOANS

         6.1   Conditions to Initial Revolving Loan.  The obligations of each
               ------------------------------------
Lender to continue to make Revolving Loans and Term Loans on and after the Amendment Date are subject to the satisfaction of the following conditions precedent:

               (a) Notes. Each Lender shall have received a Revolving Note and a
                   -----
Term Note, conforming to the requirements hereof and executed on behalf of the Co-obligors by a duly authorized executive officer of each Co-obligor.

               (b) Loan Agreement.  The Agreement shall have been executed and
                   --------------
delivered on behalf of each Co-obligor by a duly authorized executive officer of each Co-obligor.

               (c) Representations and Warranties, Defaults and Judgments. The
                   ------------------------------------------------------
Agent shall have received a certificate executed by an executive officer of each Co-obligor dated the Amendment Date to the effect that: (i) the representations and warranties made by each Co-obligor in the Agreement or which are contained in any certificate, document or other statement of a Co-obligor furnished at any time under or in connection with the Agreement shall be correct on and as of the date requested for the making of the Loan as if made on and as of such date,
(ii) no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the advance to be made on such date, and
(iii) no actions, suits or proceedings before any court or before any governmental or administrative body or agency which might prevent or preclude the consummation of the transactions contemplated by the Agreement are pending or, to the best of its knowledge, threatened against any Co-obligor.

          (d) Corporate Proceedings.  The Agent shall have received a
              ---------------------
certificate signed by an executive officer of each Co-obligor dated the Amendment Date indicating that each Co-obligor has the authority to (i) execute, deliver and perform this Agreement, the Revolving Notes and Term Notes (ii) consummate the transactions contemplated by this Agreement, the Revolving Notes and Term Notes, and (iii) become jointly and severally obligated with respect to the Loans under the Agreement. Such certificate shall state that such authority has not been amended, modified, revoked or rescinded as of the date of such certificate and shall also state that the Borrowing Agent is duly authorized to act for and bind such Co-obligor and that Lenders shall be entitled to rely upon any act or omission of the Borrowing Agent.

          (e) Corporate Documents.  Each Co-obligor shall have delivered to the
              -------------------
Agent (i) a copy of each corporate Co-obligor's articles of incorporation and bylaws, or the certificate and agreement of limited partnership of each Co-obligor organized as a limited partnership, in each case together with all amendments thereto, and (ii) a certificate dated the Amendment Date from an executive officer of each Co-obligor (or the general partner of each Co-obligor organized as a partnership) to the effect that the documents delivered pursuant to clause (i) are true and correct copies of such documents and no action has been taken to amend, modify or repeal such documents delivered pursuant to clause (i), the same being in full force and effect in such form on the Amendment Date.

          (f) Transaction Costs.  The Co-obligors shall have paid each Lender
              -----------------
all of its out-of-pocket costs attendant to the Loans, including but not limited to, each Lender's attorneys' fees and closing costs, in accordance with Section
11.2 hereof.

          (g) Opinion of Counsel.  The Agent shall have received from legal
              ------------------
counsel for Co-obligors a favorable opinion, dated the Amendment Date, addressed to each Lender and in form and substance acceptable to each Lender and its respective counsel, as to such matters as each Lender may reasonably request.

          (h) Absence of Material Adverse Changes.  No material adverse change
              -----------------------------------
shall have occurred in the business, assets, operations, prospects or condition (financial or otherwise) of any Co-obligor since March 31, 1996.

          (i) Payments.  The payments necessary to reduce the aggregate
              --------
outstanding principal balance of the Revolving Loans to $5,000,000 and the mandatory prepayments of the Term Loans required by Sections 4.2(b) and (c) shall have been made by Co-obligors to Lenders.

          (j) Additional Matters.  All other documents and legal matters in
              ------------------
connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to each Lender and its respective counsel.

         6.2   Conditions to Each Subsequent Revolving Loan.  The obligation of
               --------------------------------------------
each Lender to make each Revolving Loan subsequent to the Amendment Date shall be subject to the initial satisfaction of the conditions precedent set forth in
Section 6.1 hereof, as well as the following conditions precedent:

          (a) Representations.  All of the representations and warranties of Co-
              ---------------
obligors, contained in the Agreement shall be true and correct on the date of each such Revolving Loan, as the case may be, as though made on and as of such date.

          (b) Defaults.  No event shall have occurred and be continuing, or
              --------
would result from the Revolving Loan, which constitutes or would constitute an Event of Default.

          (c) Co-obligor.  The Co-obligor requesting such Revolving Loan or on
              ----------
whose behalf such Loan is to be made continues to be a direct or indirect wholly-owned subsidiary of Parent.

          (d) Additional Matters.  Co-obligors shall deliver to each Lender all
              ------------------
such other documents, certificates and opinions as each Lender may reasonably request in connection with the Revolving Loan.

          (e) Funded Debt/EBITDA Ratio.  Both immediately prior to such
              ------------------------
Revolving Loan and immediately subsequent to and after giving effect to such Revolving Loan, the ratio of Funded Debt to EBITDA shall not exceed the following:

          Date of Revolving Loan                Ratio
          ----------------------                -----

          Prior to September 29, 1996            2.50
          On or after September 29, 1996 but
              prior to December 31, 1997         2.25
          On or after December 31, 1997          2.00

         The acceptance by a Co-obligor of the proceeds of any Revolving Loan shall be deemed to constitute, as of the date of such acceptance, a representation and warranty by each Co-obligor that the applicable conditions in this Section 6.2 have been satisfied.

                   SECTION 7.  REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to make the Loans, the Co-obligors hereby covenant, represent and warrant to each Lender that:

         7.1   Corporate Existence; Compliance with Law.  Each Co-obligor and
               ----------------------------------------
each of its respective subsidiaries (a) is a duly organized and validly existing corporation or limited partnership, in good standing under the laws of the jurisdiction of its formation, (b) has the power and authority to conduct the business in which it is currently engaged, and (c) is qualified under the laws of any jurisdiction where the conduct of its business requires such qualification.

         7.2   Power, Authorization; Enforceable Obligations.  Each Co-obligor
               ---------------------------------------------
has the corporate power and authority to make, deliver and perform this Agreement and to become obligated with respect to borrowings hereunder, and has taken all action necessary to be taken by it to authorize such borrowings, its obligations under the Revolving Notes and the Term Notes and to authorize the execution, delivery and performance of this Agreement and the Revolving Notes and the Term Notes. No consent, waiver or authorization of, or filing with, any Person is required in connection with the borrowings hereunder or the execution, delivery, performance by, or the validity or enforceability against, any Co-obligor of this Agreement or the Revolving Notes or the Term Notes. This Agreement has been duly executed and delivered on behalf of each Co-obligor, and this Agreement constitutes, and the Revolving Notes and the Term Notes when executed and delivered hereunder will constitute, legal, valid and binding obligations of each Co-obligor, enforceable against each Co-obligor, in accordance with their respective terms, except as enforceability may be limited by general equitable principles or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         7.3   No Legal Bar.  The execution, delivery and performance of this
               ------------
Agreement, and the Revolving Notes and the Term Notes, the borrowings hereunder and the use of the proceeds thereof and the consummation of the transactions contemplated hereunder or thereunder do not and will not violate any provisions of the articles of incorporation, bylaws or organizational documents of any Co-obligor or any law, regulation, order, injunction, judgment, decree or writ, or any lease, contract or agreement, to which any Co-obligor is subject and do not and will not result in or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any requirement of law or contractual obligation.

         7.4   No Litigation.  Except as disclosed on Schedule A hereto, no
               -------------                          ----------
investigation by or litigation before, any court, tribunal, arbitrator, mediator, referee or governmental authority is pending, nor to the knowledge of any Co-obligor, is any of the foregoing threatened, by or against any Co-obligor or any of its subsidiaries, or against any of their respective properties or revenues (a) with respect to this Agreement, the Revolving Notes or the Term Notes, or any of the transactions contemplated hereby or thereby or (b) which involves the possibility of any judgment, decision or order that may have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of any Co-obligor or any such subsidiary.

         7.5   Indebtedness.  Except (i) as provided in Schedule A attached
               ------------                             ----------
hereto, (ii) the indebtedness incurred pursuant to this Agreement and (iii) indebtedness incurred after the Amendment Date in accordance with Section 8.2(a) hereof, no Co-obligor or any of their subsidiaries has, and on the Amendment Date will have, any indebtedness for borrowed money.

         7.6   Ownership of Property; Liens.  Except as set forth on Schedule A
               ----------------------------                          ----------
attached hereto, each Co-obligor and each of its subsidiaries has good and indefeasible title to all of its respective properties and assets, and none of such property is subject to any Lien other than Permitted Liens.

         7.7   Margin Securities.  None of the Co-obligors or any of their
               -----------------
subsidiaries is engaged nor will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any loans hereunder will be used for "purchasing" or "carrying" any "margin stock" (other than the repurchase of Common Stock of Parent) within the respective meanings as so defined. If requested by any Lender, each Co-obligor will furnish to such Lender a statement in conformity with the requirements of Federal Reserve Form G-3 referred to in said Regulation G to the foregoing effect.

         7.8   Investment Company Act.  None of the Co-obligors nor any of their
               ----------------------
subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         7.9   ERISA.  Neither Parent nor any Person which is a member of the
               -----
same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Parent or is under common control (within the meaning of Section 414(c) of the Code) with Parent (collectively, an "ERISA Affiliate") currently has, nor has Parent or any ERISA Affiliate ever had, any employee benefit plan or pension plan as such plans are defined in Section 3(2) of ERISA (such plans herein collectively referred to as a "Plan"), except as described on Schedule A
                                                                     ----------
attached hereto. Each Plan which is required to be qualified under Section 401 of the Code has been determined by the Internal Revenue Service to be qualified and nothing has occurred which would cause the loss of such qualification. Parent and each ERISA Affiliate have filed all reports with respect to each Plan and each Plan has been maintained in material compliance with applicable law. Neither Parent nor any ERISA Affiliate has failed to make any contributions or pay any amounts under the terms of any Plan or applicable law. No accumulated funding deficiency (as defined in Section 412 of the Code) or Reportable Event has occurred with respect to any Plan.

         7.10  Subsidiaries.  Parent has no direct or indirect subsidiaries
               ------------
other than those set forth on Schedule A attached hereto.
                              ----------

         7.11  Possession of Franchises, Licenses, etc.  None of the Co-obligors
               ----------------------------------------
nor any of their subsidiaries is in violation of any law, ordinance, rule or regulation of any governmental authority to which it or any of its properties is subject, except for violations that would not individually or in the aggregate have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Parent. Each Co-obligor and each of their subsidiaries possesses all franchises, certificates, licenses, permits and other authorizations from governmental authorities, free from burdensome restrictions, that are necessary in any material respect for operation of their respective businesses, and are not in violation of any provision thereof in any material respect. There are no pending actions, suits or proceedings seeking to revoke, rescind, suspend, alter or annul any license, permit or authorization pursuant to which any Co-obligor or any of their subsidiaries conducts any business; and, to the knowledge of Co-obligors, there are no claims or investigations for such purpose pending or threatened.

         7.12  Financial Condition.  Parent has delivered to the Lenders copies
               -------------------
of the consolidated and consolidating balance sheet of Parent and its subsidiaries as of March 31, 1996, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal period ended such date; and all such financial statements are true and correct, fairly represent the financial condition of Parent and its subsidiaries as of such dates and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior periods.  As of the date hereof, except as set forth on Schedule A, there
                                                        ----------
are no obligations, liabilities or indebtedness of Parent or any of its subsidiaries which are material and are not reflected in such financial statements; and no changes having a material adverse effect on the financial condition of Parent and its subsidiaries taken as a whole have occurred since the date of such financial statements.

         7.13  Full Disclosure.  There is no material fact that Co-obligors have
               ---------------
not disclosed to Lender which could have a material adverse effect on the properties, assets, operations, business, prospects or condition (financial or otherwise) of Parent and its subsidiaries taken as a whole. Neither the financial statements referenced in Section 7.12 hereof, nor any certificate or statement delivered herewith or heretofore by any Co-obligors in connection with negotiations of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

         7.14  No Default.  Giving effect to this Agreement, no event has
               ----------
occurred and is continuing which constitutes a Default or an Event of Default.

         7.15  Material Agreements.  Neither any Co-obligors nor any of their
               -------------------
subsidiaries is in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound, which default might have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Parent and its subsidiaries taken as a whole.

         7.16  Taxes.  All income tax returns required to be filed by Parent and
               -----
each of its subsidiaries in any jurisdiction have been filed (or appropriate extensions obtained) and all taxes, assessments, fees and other governmental charges upon Parent and each of its subsidiaries or upon any of its or their properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon, except to the extent the validity, applicability or amount thereof is being contested in good faith by appropriate proceedings.

         7.17  Environmental Matters.  To the best of each Co-obligor's
               ---------------------
knowledge, each Co-obligor and each of their subsidiaries have obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on their respective businesses as now being (or as proposed to be) conducted, except to the extent failure to have any such permit, license or authorization would not reasonably be expected to have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of such Co-obligor. To the best of each Co-obligor's knowledge, each of such permits, licenses and authorizations is in good standing and each Co-obligor and each of its subsidiaries is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, or demand letter issued, entered, promulgated or approved thereunder, except to the extent the failure thereof to be in good standing or the failure to comply therewith would not reasonably be expected to have a material adverse effect on the business, operations, properties, prospects of condition (financial or otherwise) of such Co-obligor.

                SECTION 8.  COVENANTS AND CONTINUING AGREEMENTS

         8.1   Affirmative Covenants.  Each Co-obligor covenants and agrees
               ---------------------
that, unless the Lenders shall otherwise consent in writing:

          (a) Maintenance of Existence.  Each Co-obligor and each of their
              ------------------------
subsidiaries will do or cause to be done all things necessary to preserve and maintain at all times their respective existence.

          (b) Inspection.  Each Co-obligor will permit any officer, employee or
              ----------
agent of any Lender at any time to visit and inspect any of the properties of the Co-obligors and their subsidiaries, and discuss the affairs, finances and accounts of each Co-obligor with its executive officers, all at such reasonable times and as often as any Lender may reasonably request. In addition, after the occurrence and continuation of a Default, any Lender shall also be entitled to examine each Co-obligor and their subsidiaries' respective books of record and accounts, take copies and abstracts therefrom, conduct an audit of such books of record and account and of Parent's consolidated operations, all at such reasonable times and as often as such Lender may desire.

          (c) Environmental Indemnity.  Each Co-obligor, hereby, jointly and
              -----------------------
severally, indemnifies and agrees to hold each Lender, and its respective officers, directors, employees, representatives, agents and affiliates (each an "Indemnified Party"), harmless against, and agrees to promptly pay on demand or reimburse each of them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses of any and every kind or nature whatsoever, INCLUDING, WITHOUT LIMITATION, THOSE BASED UPON NEGLIGENCE,
                   -----------------------------------------------------------
SOLE NEGLIGENCE, COMPARATIVE NEGLIGENCE, CONCURRENT NEGLIGENCE OR GROSS
- -----------------------------------------------------------------------
NEGLIGENCE, ASSERTED AGAINST OR INCURRED BY ANY OF THEM (EXCLUDING, HOWEVER, ALL
- --------------------------------------------------------------------------------
CLAIMS, DEMANDS, CAUSES OF ACTION, LOSS, DAMAGE, LIABILITIES, COSTS AND EXPENSES
- --------------------------------------------------------------------------------
OF AN INDEMNIFIED PARTY WHICH ARISE FROM OR RELATE TO THE WILLFUL MISCONDUCT OR
- -------------------------------------------------------------------------------
THE GROSS NEGLIGENCE OF SUCH INDEMNIFIED PARTY), by reason of or arising out of
- -----------------------------------------------
or in any way related to (a) the breach of any representation, warranty or covenant as set forth herein regarding Environmental Laws, and (b) the failure of any Co-obligor or any of their subsidiaries to perform any obligation required to be performed pursuant to Environmental Laws (collectively "Environmental Indemnity Matters"). Without limiting the generality of the foregoing, each Co-obligor shall be obligated to pay or reimburse each Indemnified Party for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by such Indemnified Party in the defense of any claims arising out of any Environmental Indemnity Matter at the time such costs and expenses are incurred. The provisions of this Section 8.1(c) shall be payable upon written demand therefor, shall survive the final payment of all of the Obligations and the termination of this Agreement and shall continue thereafter in full force and effect.

          (d) Compliance with Laws and Preservation of Rights and Properties.
              --------------------------------------------------------------
Each Co-obligor and each of their subsidiaries will remain in compliance with all Environmental Laws (except for violations that would not have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of such Co-obligor), and shall otherwise comply with all other laws, except to the extent being contested by a Co-obligor or its subsidiaries in good faith, and otherwise do or cause to be done all things necessary to preserve and keep in full force and effect all rights and franchises necessary to the conduct of their respective businesses. Each Co-obligor and each of its subsidiaries will do or cause to be done all things necessary to preserve and keep in full force and effect at all times all rights, licenses and franchises necessary to the conduct of their respective businesses and to comply with all laws applicable to each of them and all applicable rules, regulations and orders issued by any governmental authority, except to the extent being contested by a Co-obligor or such subsidiary in good faith; to continue to conduct their respective businesses substantially as now proposed to be conducted; and at all times to maintain, preserve and protect all licenses, franchises and trade names, preserve all property necessary to the conduct of their respective businesses and keep the same in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all repairs, renewals, replacements, betterments and improvements thereto as may be necessary to the conduct of their respective businesses.

          (e) Cash Flow.  Parent will maintain Adjusted Cash Flow as of the end
              ---------
of each twelve month period, measured at the end of each of Parent's fiscal quarters, in an amount equal to or greater than the amount set forth below times the annual principal debt service requirements for the next twelve (12) months on (i) the then outstanding balance of the Loans (assuming, for purposes of this calculation, that the principal balance of all outstanding Revolving Loans is being amortized over five years and the principal balance of all Term Loans is being amortized on the actual amortization schedule provided for herein), (ii) all current installments of indebtedness of Parent and its subsidiaries (other than balloon payments of the entire outstanding principal amount of long-term debt), and (iii) 20% of any balloon payments which otherwise would have been included in current maturities of long-term debt of Parent and its subsidiaries:

         For the twelve month period ending
              September 29, 1996                                 1.25
         For each twelve month period  ending
            on or about December 31, 1996 and thereafter         1.45

Co-obligors may elect to reduce the outstanding balance of the Loans for purposes of the computation of the foregoing covenant at the end of any fiscal quarter ending on or before December 31, 1996 by an amount not to exceed the stated amount of a certificate or certificates of deposit, provided that within two (2) Business Days after the earlier of (i) the date any Co-obligor becomes aware that it will in fact be necessary to reduce the amount of the Obligations in the foregoing computation in order to avoid breaching a covenant contained in this Agreement, or (ii) the date financial statements for such quarter are to be provided to Lenders in accordance with the terms of Section 8.3 hereof, Co-obligors shall apply all or such portion of such certificate or certificates of deposit to the unpaid principal balance of the Loans as may be necessary to avoid any such breach. Any such certificate or certificates of deposit, in order to be eligible for the foregoing purposes, shall be (i) issued by Bank One, Texas, N.A., (ii) irrevocably pledged to Lenders as additional security for the Loans on or before the last day of such quarter, and (iii) thereafter continuously so pledged until such time as it is applied to the principal amount of the Loans or it is established to the satisfaction of Lenders that Co-obligors will not be in breach of any such covenant.

          (f) Fixed Charge Coverage.  Parent shall maintain a Fixed Charge
              ---------------------
Coverage Ratio measured as of the end of each of Parent's fiscal quarters as follows:

         For the quarter ended June 30, 1996                1.50
         For the twelve months ended June 30, 1996          1.00

         For the quarter ending September 29, 1996          1.30
         For the twelve months ending September 29, 1996    0.90

         For each twelve month period ending on or about
         December 31, 1996 and each quarter thereafter      1.15

          (g) Minimum Tangible Net Worth.  Parent's total shareholders' equity
              --------------------------
(including capital stock, additional paid-in capital and retained earnings, after deducting all treasury stock) as of the end of each fiscal quarter of Parent, which would appear on a consolidated balance sheet of Parent and its subsidiaries prepared as of such date in accordance with generally accepted accounting principles, consistently applied (but exclusive of any effect of any change in accounting principles promulgated by the FASB becoming effective after the Amendment Date), less the aggregate book value of all intangible assets (such as goodwill, intellectual property and unamortized debt discount or expense) (the result of such computation being herein referred to as "Consolidated Tangible Net Worth") shall be not less than the greater of (i) $39,600,000 less, in the event the existing Norfolk, Virginia restaurant unit is sold to a third party, the lesser of (AA) $744,000 or (BB) the after tax difference between the actual sales price of such unit and the book value of such unit, or (ii) the sum of (A) $39,600,000, plus (B) an amount (not less than zero) equal to 50% of Parent's consolidated net income (after income taxes) calculated on a cumulative basis commencing with the period beginning January 29, 1996, plus (C) an amount equal to 50% of the net proceeds from the sale of any equity securities by Parent after January 28, 1996, minus (D) in the event the existing Norfolk, Virginia restaurant unit is sold to a third party, the lesser of (y) $744,000 or
(z) the after tax difference between the actual sales price of such unit and the book value of such unit.

          (h) Debt to Net Worth Ratio.  Parent shall at all times maintain a
              -----------------------
ratio of (i) total consolidated liabilities, determined in accordance with generally accepted accounting principles, consistently applied, to (ii) Consolidated Tangible Net Worth, no greater than 1 to 1.

          (i) Funded Debt to EBITDA.  Parent shall maintain a ratio of Funded
              ---------------------
Debt to EBITDA measured at the end of each fiscal quarter of Parent not to exceed the following for each quarter ending on or about:

          September 29, 1996                        2.50
          December 31, 1996 - September 30, 1997    2.25
          December 31, 1997 and thereafter          2.00

          (j) Insurance.  Each Co-obligor and its subsidiaries shall at all
              ---------
times maintain or cause to be maintained, with reputable insurers, insurance with respect to its properties and business against fire, theft, burglary, public liability, property damage, product liability and workers' compensation and all other casualties and contingencies and of such other types, and in such amounts, as is customary in the case of businesses engaged in the same or similar businesses or having similar properties similarly situated.

          (k) Litigation.  At all times until the payment in full of the
              ----------
Obligations, each Co-obligor will furnish to Lender notification, promptly upon such Co-obligor's learning thereof, but in no event later than five (5) Business Days after its learning thereof, of (i) any litigation which may materially and adversely affect the business, operations, prospects, property, assets or condition (financial or otherwise) of any Co-obligor, and (ii) all suits and proceedings relating to any Plan.

         8.2   Negative Covenants.  Each Co-obligor covenants and agrees that,
               ------------------
unless the Lenders shall otherwise agree in writing:

          (a) Debt.  Each Co-obligor and its subsidiaries shall neither incur
              ----
nor assume any indebtedness for borrowed money except for (i) trade payables incurred in the ordinary course of business, (ii) purchase money indebtedness incurred or assumed as a result of an acquisition of property or capital stock of another Person, not to exceed $2,500,000 with respect to all Co-obligors taken together on an aggregate basis, (iii) indebtedness of a Co-obligor to another Co-obligor or indebtedness of any subsidiary of a Co-obligor to such Co-obligor, and (iv) existing indebtedness on the Amendment Date expressly identified on Schedule A hereto.
              ----------

          (b) Liens.  No Co-obligor shall, nor permit any of its subsidiaries
              -----
to, create, incur, grant, permit or suffer to exist any Lien upon any of its property or assets, now owned or hereinafter acquired, other than Permitted Liens.

          (c) Sale of Assets.  No Co-obligor shall convey, sell, lease, transfer
              --------------
or otherwise dispose of, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise (including, but not limited to, the sale, transfer or other disposition of any of the capital stock, limited partnership interest or other equity interest held by any Co-obligor in any other Co-obligor or subsidiary thereof), in one transaction or a series of related transactions, any Material Portion of the business, property or assets of such Co-obligor, provided however, that (i) a Co-obligor may convey, sell, lease, transfer or otherwise dispose of any assets, business or property to any other Co-obligor, and (ii) a Co-obligor may engage in sale/leaseback transactions involving real property constituting more than a Material Portion of its assets as long as the aggregate consideration to be received by such Co-obligor upon the sale of such property is no less than the value of such real property as reflected on the accounting records of the Co-obligor ("Book Value"), and the net proceeds from such sale (after deduction of reasonable expenses) are used by Co-obligor to acquire additional fixed assets. Sale proceeds will be maintained by the Co-obligor in cash or invested only in high quality, short-term liquid instruments prior to their deployment to acquire fixed assets. As used in this Section 8.2(c) "Material Portion" shall mean assets or property having a Book Value greater than ten percent (10%) of consolidated assets of Parent and its subsidiaries taken as a whole as of the end of the fiscal quarter of Parent then most recently ended. In computing "Material Portion," all assets or property disposed of by all Co-obligors within the preceding twelve (12) months shall be aggregated together. Sales or other disposition of any restaurant unit, regardless of whether such assets represent a Material Portion, shall be subject to the mandatory prepayment of the Term Loans as set forth in Section 4.2(c) hereof.

          (d) Seller Financing.  No Co-obligor shall convey, sell, lease,
              ----------------
transfer or otherwise dispose of any restaurant unit for a consideration other than cash unless (i) Lenders shall have been granted a first priority security interest in, and collateral assignment of, any promissory note or other instrument received by a Co-obligor as consideration for such disposition, in form and substance reasonably accepted to Lenders, and (ii) such promissory note or other instrument shall be secured by the assets being disposed of.

          (e) Nature of Business.  No Co-obligor shall permit any material
              ------------------
change to be made in the character of its principal line of business (i.e. the ownership, operation and/or management of restaurants) as carried on at the date hereof. The ownership, operation and management of different or additional restaurant concepts as those now operated shall not constitute any change in the character of any Co-obligor's principal line of business.

          (f) Stock Repurchase.  As long as any Loans are outstanding, Parent
              ----------------
will not purchase, redeem or otherwise acquire shares of its capital stock in an amount that would cause the total cumulative dollar amount of shares of capital stock reacquired by the Company since March 31, 1996 to exceed $500,000.

         8.3   Reporting Requirements.  So long as this Agreement is in effect
               ----------------------
and until the payment in full of the Loans, Co-obligors will furnish to Lenders the following:

          (a) Defaults.  As soon as possible and in any event within five (5)
              --------
Business Days after a Co-obligor has knowledge of the occurrence of any Default or Event of Default, a statement of an executive officer of such Co-obligor setting forth details of such Default or Event of Default and the action which such Co-obligor has taken or proposes to take with respect thereto.

          (b) Financial Statements.
              --------------------

               (i) As soon as available and in any event within 45 days after the end of each fiscal quarter, either (A) consolidated balance sheets of Parent and related statements of income of Parent on a quarterly and fiscal year-to-date basis, duly certified by the chief financial officer of Parent as having been prepared in accordance with generally accepted accounting principles (except for customary year-end adjustments) consistently applied, or (B) a copy of Parent's Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission for such period, in either case, together with (Y) a certificate of an executive officer of Parent stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that Parent has taken or proposes to take with respect thereto, and (Z) a schedule of the computations used by Parent in determining compliance with the covenants contained in Sections 8.1(e), (f), (g), (h) and (i) of this Agreement.

               (ii) As soon as available and in any event within 90 days after the end of each fiscal year of Parent, a copy of the annual audit report for such year for Parent, prepared by Arthur Andersen LLP or other firm of independent certified public accountants of recognized national standing, including therein consolidated balance sheets of Parent as of the end of such fiscal year and related statements of income, shareholders' equity and cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures of the previous fiscal year, accompanied in each case by (A) a report of Arthur Andersen LLP or other independent accountants of recognized national standing, to the effect that such accountants have examined such financial statements and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary under the circumstances and such report shall state that in the opinion of such accountants such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position and the results of operations of Parent and its subsidiaries; (B) upon the reasonable request of any Lender, the management letter, if any, of such accounting firm commenting on the accounting or auditing practices of Parent and its subsidiaries; (C) a certificate of such accounting firm to the Lenders stating that in the course of such audit of the businesses of Parent and its subsidiaries such accounting firm (i) has obtained no knowledge that any information provided to Lenders by a Co-obligor in connection with this Agreement is incorrect or incomplete and (ii) has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, all of which shall be in form satisfactory to Agent, and (D) a certificate of the chief financial officer of Parent which shall state that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.

               (iii) Such other information pertaining to any Co-obligor as any Lender may from time to time reasonably request.

          (c) Operating Data.  As soon as available and in any event within 90
              --------------
days after the end of each fiscal year of Parent, store-by-store operating data setting forth in comparative form the corresponding data from the previous fiscal year.

         8.4.  Survival of Obligations Upon Termination of Agreement.  Upon
               -----------------------------------------------------
indefeasible payment of the outstanding principal amount of the Loan and all other Obligations, all of the undertakings, agreements, covenants, warranties and representations contained in this Agreement, the Revolving Notes and the Term Notes shall thereupon be terminated and the parties thereto released from all prospective obligations hereunder and thereunder; provided that the
                                                      --------
Obligations of Co-obligors pursuant to Sections 8.1(c) and 11.2 of this Agreement to indemnify and reimburse Lenders shall survive such termination.

         SECTION 9.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         9.1   Events of Default.  The occurrence of any one or more of the
               -----------------
following events shall constitute an "Event of Default":

          (a) The principal amount of any of the Loans is not paid when due and such default shall continue for a period of five (5) Business Days after notice thereof has been sent to the Borrowing Agent; or the interest on any of the Loans is not paid when due and such default shall continue for a period of five
(5) Business Days after notice thereof has been sent to the Borrowing Agent; or

          (b) A Co-obligor fails to perform, keep or observe any term, provision, condition, or covenant contained in Section 8.1(a), (e), (f), (g),
(h) or (i) or Section 8.2(a) or (c) of this Agreement; or

          (c) A Co-obligor fails to perform, keep or observe any other term, provision, or covenant contained in this Loan Agreement and such failure shall continue for a period of thirty (30) days after notice thereof has been sent to the Borrowing Agent; or

          (d) A default shall occur and remain unremedied beyond any applicable cure period under any agreement, document or instrument evidencing indebtedness for borrowed money to which a Co-obligor is a party, other than this Agreement; or

          (e) Any statement, representation, warranty, report, financial statement or certificate contained herein or made or delivered by a Co-obligor or any of its officers, employees or agents, to Lender is not true and correct in any material respect when made or deemed to have been made; or

          (f) An application is made by a Co-obligor for the appointment of a receiver, trustee or custodian for any assets of such Co-obligor; a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation shall be filed by a Co-obligor; a Co-obligor makes an assignment for the benefit of its creditors; or any case or proceeding is filed by a Co-obligor for its dissolution, liquidation, or termination; or

          (g) A Co-obligor ceases to conduct its business substantially as now conducted; a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed against a Co-obligor or any case or proceeding is filed against a Co-obligor for its dissolution or liquidation, and such injunction, restraint or petition is not dismissed within 60 days after the entry or filing thereof; or

          (h) A Co-obligor becomes insolvent or admits in writing its inability to pay its debts as they mature; or

          (i) A Change of Control shall occur; or

          (j) Any final judgment(s) for the payment of money in excess of the sum of $1,000,000 in the aggregate shall be rendered against a Co-obligor or any of its subsidiaries and such judgment(s) shall not be satisfied or discharged at least 10 days prior to the date on which any of its assets could be lawfully seized to satisfy such judgment.

         9.2   Acceleration of the Obligations.  Upon the occurrence of any
               -------------------------------
Event of Default of the kind referred to in any of paragraphs, (f), (g), (h) or
(i) of Section 9.1 above, all of the Obligations (and accrued interest thereon) shall automatically and without demand, notice of legal process of any kind, become due and payable and the Revolving Commitment and the Lenders' commitments to make Term Loans shall automatically terminate. Upon the occurrence and continuation of any other Event of Default, all of the Obligations (and accrued interest thereon), may, at the option of Lenders, be declared, and immediately shall become, due and payable and the Revolving Commitment and the Lenders' commitments to make Term Loans may, at the option of Lenders, be terminated.

         9.3   Lien.  Without limiting Lenders' rights upon the occurrence of
               ----
any single Event of Default, within ten (10) days following the request of Lenders following the occurrence of an Event of Default or Events of Default with respect to the payment of any Obligation due hereunder or compliance with any covenant contained in Sections 8.1(e), (f), (g), (h) or (i) (each a "Section
9.3 Event of Default") which occur(s) or exist(s) as of the end of two (2) or more consecutive fiscal quarters of Parent beginning June 30, 1996, which request Lenders may make at their option, Co-obligors agree to execute for the Lenders' benefit a deed or deeds of trust, in form and substance reasonably acceptance to Lenders, granting Lenders a first priority lien upon a sufficient number of properties of Co-obligors located in the State of Texas (or if such properties are inadequate in value, properties located in other states) with a then current fair market value (confirmed by the third-party appraisals described below) of not less than 125% of the then outstanding principal balance of the Loans. It is expressly agreed and understood that the second Section 9.3 Event of Default triggering the foregoing agreement may be with respect to the same or a different covenant or payment as the first Section 9.3 Event of Default. Such deed or deeds of trust shall be recorded, at the expense of the Co-obligors, with such filing offices as may be required to evidence Lenders' Lien on all such properties. Co-obligors shall provide Lenders within sixty (60) days after the request of Lenders, at the expense of Co-obligors, such additional documentation as Lenders would ordinarily require in connection with real estate loans, including, without limitation, the following: an appraisal of such property by an independent, qualified third-party appraiser, a Phase I environmental assessment of such property, a mortgagee's policy of title insurance, a survey of the property and policies of hazard, casualty and liability insurance naming Lenders as an additional loss payee, in each of the foregoing cases, reasonably acceptable to Lenders.

                             SECTION 10.  THE AGENT

         10.1  Appointment and Authorization.  Each Lender irrevocably appoints
               -----------------------------
and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         10.2  Agent and Affiliates.  Bank One, Texas, N.A. shall have the same
               --------------------
rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and Bank One, Texas, N.A. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Co-obligors or any subsidiary or affiliate of a Co-obligor as if it were not the Agent hereunder.

         10.3  Action by Agent and Lenders.  The obligations of the Agent
               ---------------------------
hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default. Any action, consent, election, right, remedy or approval stated herein to be permitted of, or required by, the Lenders shall require the unanimous consent of the Lenders.

         10.4  Consultation with Experts.  The Agent may consult with legal
               -------------------------
counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         10.5  Liability of Agent.  Neither the Agent nor any of its directors,
               ------------------
officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or the borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Co-obligors; (iii) the satisfaction of any condition specified in Section 6, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Revolving Notes or the Term Notes of any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it in good faith to be genuine or to be signed or authorized by the Borrowing Agent or any other proper party or parties.

         10.6  Indemnification.  Each Lender shall, ratably in accordance with
               ---------------
its share of the Revolving Commitment, indemnify the Agent (to the extent not reimbursed by the Co-obligors) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

         10.7  Credit Decision.  Each Lender acknowledges that it has,
               ---------------
independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         10.8  Successor Agent.  The Agent may resign at any time by giving
               ---------------
written notice thereof to the Lenders and the Borrowing Agent. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lender, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring

Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                           SECTION 11.  MISCELLANEOUS

         11.1  Sale of Interest; Parties.  No Co-obligor may sell, assign or
               -------------------------
transfer this Agreement, or any portion hereof, including, without limitation, a Co-obligor's rights, title, interests, remedies, powers, liabilities, obligations and/or duties hereunder. This Agreement shall be binding upon and inure to the benefit of the successors and, subject to the first sentence of this Section 10.1, assigns of Co-obligor and Agent and the Lenders.

         11.2  Expenses (Including Attorneys' Fees).  Co-obligors shall
               ------------------------------------
reimburse Lenders on demand (giving reasonable notice upon request) for all the Lenders' expenses (including, but not limited to, reasonable attorneys' fees) of, or incidental to:

          (a) The preparation of this Agreement, the Revolving Notes and the Term Notes and any amendment to or modification or waiver of this Agreement or said Notes and all other out-of-pocket expenses of the Lender incurred in connection with the closing of this Loan Agreement;

          (b) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, a Co-obligor or any other Person) in any way relating to this Agreement, the Revolving Notes, the Term Notes or a Co-obligor's obligations or affairs; provided, however, that a Co-obligor shall have no obligation to a Lender hereunder with respect to defenses, rights or remedies by a Co-obligor available against such Lender pursuant to this Agreement if and only if a Co-obligor prevails against such Lender by means of such defenses, rights or remedies as evidenced by a final judgment upholding such defenses, rights or remedies; and

          (c) Any attempt to enforce any rights of the Lenders against a Co-obligor or any other Person which may be obligated to Lenders by virtue of this Agreement.

         Such expenses shall be additional Obligations. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include reasonable legal fees, costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses (to the extent permitted by applicable law); long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and reasonable expenses for travel, lodging and food paid or incurred in connection with such legal services.

         11.3  Nonwaiver by Lenders.  Lenders' failure, at any time or times
               --------------------
hereafter, to require strict performance by a Co-obligor of any provision of this Agreement shall not waive, affect or diminish any right of Lenders to demand strict compliance and performance by a Co-obligor thereafter. Any suspension or waiver by Lenders of an Event of Default under this Agreement shall not suspend, waive or affect any other Event of Default under this Agreement, whether the same is prior to or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations contained in this Agreement and no Event of Default under this Agreement shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing signed by an officer of Lenders and directed to the Co-obligors specifying such suspension or waiver. All rights and remedies provided for in this Agreement shall be cumulative with all other rights and remedies available to Lenders hereunder or otherwise available at law or in equity upon the occurrence of an Event of Default. The rights of Lenders under Section 9.3 hereof and the imposition or maintenance of an increased LIBOR Margin or Term Loan Margin shall expressly be cumulative with all other rights and remedies of Lenders in connection with the occurrence of an Event of Default and shall in no event be construed to be an election of remedies or the waiver of any other right or remedy belonging to Lenders.

         11.4  Construction of Agreement; Modifications.
               ----------------------------------------

          (a) THIS AGREEMENT, TOGETHER WITH THE NOTES, AND ALL SCHEDULES AND EXHIBITS HERETO REFERRED TO HEREIN, EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Notes or any other document relating hereto, the provision contained in this Agreement shall govern and control.

          (b) Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (c) The section titles contained in this Agreement are included for convenience only and are without substantive meaning or content and are not a part of the agreement between the parties hereto.

          (d) This Agreement may not be modified, altered or amended, except by an agreement in writing signed by all parties.

         11.5  Waivers by Co-obligors.  Except as otherwise provided in this
               ----------------------
Agreement, each Co-obligor waives, to the extent permitted by law (i) presentment, demand and protest and notice of presentment, notice of intent to accelerate the maturity of the Obligations and notice of such acceleration, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal and hereby ratifies and confirms whatever the Lenders may do in this regard; and (ii) the benefit of all valuation, appraisal, stay, extension, marshaling-of-assets or similar laws, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance of the Obligations by Co-obligors or the enforcement of the Obligations by the Lenders. Each Co-obligor acknowledges that it has been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

         11.6  GOVERNING LAW.  THIS AGREEMENT HAS BEEN DELIVERED AT AND SHALL BE
               -------------
DEEMED TO HAVE BEEN MADE AT DALLAS, TEXAS, AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS EXECUTED, DELIVERED AND PERFORMED WITHIN SUCH STATE. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH CO-OBLIGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN DALLAS COUNTY, TEXAS.

         11.7  Notice.  Except as otherwise provided herein, any notice required
               ------
hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) three (3) Business Days following deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified at its address on the first page of this Agreement,
(ii) at the time of transmission by facsimile or telecopier, so long as such transmission is sent during the hours of 8:30 a.m. to 5:00 p.m., Dallas, Texas time, on a Business Day, or (iii) actual delivery.

         11.8  Counterparts.  To facilitate execution, this Agreement may be
               ------------
executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on such counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, or that the signature of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the Co-obligors and by Lenders in Dallas, Texas as of the day and year specified at the beginning hereof.

                                    CO-OBLIGORS
                                    -----------

                                    SPAGHETTI WAREHOUSE, INC.


                                    By:   /s/ H.G. Carrington, Jr.
                                         ----------------------------------

                                    SPAGHETTI WAREHOUSE SERVICE
                                         CORPORATION


                                    By:   /s/ H.G. Carrington, Jr.
                                         ----------------------------------


                                    SWEATAC, INC.


                                    By:    /s/ H.G. Carrington, Jr.
                                         ----------------------------------


                                    SPAGHETTI WAREHOUSE OF TEXAS,
                                         L.P.

                                    By:  SPAGHETTI WAREHOUSE
                                         SERVICE CORPORATION,
                                           General Partner


                                         By:    /s/ H.G. Carrington, Jr.
                                              -----------------------------


                                    SPAGHETTI WAREHOUSE OF OHIO,
                                         INC.


                                    By:     /s/ H.G. Carrington, Jr.
                                         ----------------------------------


                                    LENDERS:
                                    -------

                                    BANK ONE, TEXAS, N.A.


                                    By:   /s/ Paul C. Koch
                                         ----------------------------------



                                    NATIONSBANK OF TEXAS, N.A.


                                    By:   /s/ Rachel R. Johnston
                                         ----------------------------------